Exhibit 99.1

Reliance Steel & Aluminum Co. Reports Record 2008 Nine Months Results

LOS ANGELES--(BUSINESS WIRE)--October 16, 2008--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the third quarter and nine months ended September 30, 2008. For the 2008 third quarter, net income was $152.5 million, up 63% compared with net income of $93.6 million for the 2007 third quarter. Earnings per diluted share were $2.07 for the 2008 third quarter, up 70% from $1.22 for the 2007 third quarter. 2008 third quarter sales were a record $2.57 billion, an increase of 42% compared with 2007 third quarter sales of $1.81 billion. The 2008 third quarter financial results include in cost of sales a pre-tax LIFO expense amount of $79.0 million, or $.67 per diluted share, compared with a pre-tax LIFO expense amount of $12.5 million, or $.10 per diluted share in the 2007 third quarter.

For the nine months ended September 30, 2008, net income amounted to a record $416.5 million, up 27% compared with net income of $328.0 million for the same period in 2007. Earnings per diluted share were a record $5.65 for the nine months ended September 30, 2008, compared with earnings of $4.28 per diluted share for the nine months ended September 30, 2007. Sales for the 2008 year-to-date period were a record $6.58 billion, an increase of 18% compared with 2007 nine month sales of $5.55 billion. The 2008 nine month financial results include in cost of sales a pre-tax LIFO expense amount of $136.5 million, or $1.15 per diluted share, compared with a pre-tax LIFO expense amount of $45.0 million, or $.37 per diluted share in the 2007 year-to-date period.

David H. Hannah, Chairman and Chief Executive Officer of Reliance said, “The 2008 third quarter was reasonably strong from both a demand and pricing perspective, especially in July and August. During September we began to see some softening in prices and volume. However, this slowdown was more than offset by our PNA Group acquisition on August 1, which was accretive to our third quarter results. Overall, through the first nine months of 2008, demand has not been quite as good as the last couple of years, but we have still been able to post record results. We have also been able to grow the Company significantly. Additionally, we are comfortable with our balance sheet and we expect free cash flow to increase and debt to decrease over the near term. Through the nine months ended September 30, 2008, we have already surpassed our previous full year records for net income and earnings per share.”

“Looking forward, we expect the business climate to become more difficult over the next couple of quarters. The 2001 to 2003 period was much more difficult for our industry than it is currently. We successfully managed through that period and we expect to do so again. Currently we have not seen a significant decrease in the amount of business activity, contrary to what you may be hearing and reading. However, because of the uncertainty regarding the economy going forward, which is complicated even further by the currently unknown impact on the industrial economy of the troubled credit market, we are not comfortable providing 2008 fourth quarter earnings per share guidance at this time. We will, during the course of the quarter, communicate any meaningful information regarding our operations as it becomes available,” Hannah stated.

“On August 1, we completed the acquisition of the outstanding capital stock of PNA Group Holding Corporation, a national steel service center group. The transaction value of approximately $1.1 billion included approximately $725 million of PNA’s debt that was repaid or refinanced, including the settlement of Reliance’s cash tender offers for 100% of the outstanding notes of PNA’s subsidiaries. Reliance funded the purchase of PNA with proceeds from its new $500 million senior unsecured term loan and borrowings under Reliance’s existing $1.1 billion credit facility at a weighted average borrowing cost of 4.3% for the 2008 third quarter. PNA’s subsidiaries include the operating entities Delta Steel, LP, Feralloy Corporation, Infra-Metals Co., Metals Supply Company, Ltd., Precision Flamecutting and Steel, LP and Sugar Steel Corporation. Through its subsidiaries, PNA processes and distributes primarily carbon steel plate, bar, structural and flat-rolled products. PNA had revenues for the nine months ended September 30, 2008 of about $1.8 billion. PNA operates 23 steel service centers throughout the United States, as well as five joint ventures with seven additional service centers in the United States and Mexico,” added Hannah.

“On September 17, we acquired the assets, including the inventory, machinery, and equipment, of the Singapore operation of HLN Metal Centre Pte. Ltd. (HLN Metal). The primary business of Singapore-based HLN Metal involves the processing and distribution of custom machined materials and the sawing of metal products and components. The purchase price of the assets was approximately $2.6 million. The business will operate as Reliance Metalcenter Asia Pacific Pte. Ltd. (RMAP). We are very pleased to continue to grow our international presence,” Hannah concluded.

On July 16, 2008, the Board of Directors declared a regular quarterly cash dividend of $.10 per share of common stock. The 2008 third quarter dividend was paid on September 12, 2008 to shareholders of record August 22, 2008. The Company has paid regular quarterly dividends for 48 consecutive years.

Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the third quarter and nine months financial results for the period ended September 30, 2008. All interested parties are invited to listen to the web cast on October 16, 2008 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media and RealPlayer. The web cast will remain on the Reliance web site at: www.rsac.com through November 16, 2008 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is the largest metals service center company in North America. Through a network of more than 200 locations in 39 states and Belgium, Canada, China, Mexico, Singapore, South Korea, and the United Kingdom, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries.

Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s web site at www.rsac.com. The Company was named to the 2008 “Fortune 500” List, the Fortune 2008 List of “America’s Most Admired Companies” the 2008 Forbes “America’s Best Managed Companies” List, the 2008 Forbes “Platinum 400 List of America’s Best Big Companies,” and the 2008 Fortune “100 Fastest Growing Companies” List.

This release may contain forward-looking statements. Actual results and events may differ materially as a result of a variety of factors, many of which are outside of Reliance Steel & Aluminum Co.’s control. Risk factors and additional information are included in Reliance Steel & Aluminum Co.’s reports on file with the Securities and Exchange Commission, including Reliance Steel & Aluminum Co.’s Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.

RELIANCE STEEL & ALUMINUM CO.
SELECTED FINANCIAL DATA
(In thousands, except share and per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Income Statement Data:
Net sales	$2,572,836	$1,812,092	$6,576,074	$5,550,018
Gross profit	624,048	439,964	1,703,261	1,409,913
Operating income	268,592	168,156	725,721	580,343
EBITDA[1]	295,534	190,010	794,587	642,565
EBIT[1]	268,524	170,219	724,767	585,113
Pre-tax income	244,625	149,702	668,094	524,871
Net income	152,498	93,565	416,489	328,045
EPS – diluted	$2.07	$1.22	$5.65	$4.28
Weighted average shares outstanding – diluted	73,775,991	76,476,928	73,686,248	76,613,307
Gross margin	24.3%	24.3%	25.9%	25.4%
Operating income margin	10.4%	9.3%	11.0%	10.5%
EBITDA margin[1]	11.5%	10.5%	12.1%	11.6%
EBIT margin[1]	10.4%	9.4%	11.0%	10.5%
Pre-tax margin	9.5%	8.3%	10.2%	9.5%
Net margin	5.9%	5.2%	6.3%	5.9%
Cash dividends per share	$.10	$.08	$.30	$.24
	September 30,	December 31,
	2008	2007
Balance Sheet and Other Data:
Current assets	$3,085,675	$1,721,403
Working capital	2,047,559	1,121,539
Property, plant and equipment, net	991,699	824,635
Total assets	6,085,144	3,983,477
Current liabilities	1,038,116	599,864
Long-term debt[2]	2,232,230	1,013,260
Shareholders’ equity	2,406,443	2,106,249
Capital expenditures (year-to-date)	119,546	124,127
Net debt-to-total capital[3]	48.1%	32.4%
Return on equity[4]	23.6%	23.4%
Current ratio	3.0	2.9
Book value per share	$32.86	$28.12
Cash flow from operations per share[5]	$4.99	$8.40

1 See Unaudited Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We use EBITDA as a liquidity performance measure and believe EBITDA is useful in evaluating our liquidity because the calculation generally eliminates the effects of financing costs and income taxes and the accounting effects of capital spending and acquisitions, which are assessed and evaluated through other operating performance measures. EBITDA is also commonly used as a measure of operating and liquidity performance for companies in our industry and is frequently used by analysts, investors, lenders, rating agencies and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA is not a recognized measurement under U.S. generally accepted accounting principles and, therefore, represents a non-GAAP financial measure. EBITDA should not be considered in isolation or as a substitute for consolidated statements of income and cash flows data prepared in accordance with U.S. generally accepted accounting principles as it excludes components that are significant in understanding and assessing our results of operations and cash flows. EBITDA as presented is not necessarily comparable with similarly titled measures for other companies.

2 Long-term debt includes capital lease obligations of $4,008 and $4,495 as of September 30, 2008 and December 31, 2007, respectively.

3 Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders’ equity plus total debt (net of cash).

4 Calculations are based on the latest twelve months net income and beginning shareholders’ equity.

5 Calculations are based on the latest twelve months.

RELIANCE STEEL & ALUMINUM CO.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
ASSETS

	September 30,	December 31,
	2008	2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$43,682	$77,023
Accounts receivable, less allowance for doubtful accounts of $25,068 at September 30, 2008 and $16,153 at December 31, 2007
	1,254,181	691,462
Inventories	1,759,519	911,315
Prepaid expenses and other current assets	28,293	24,028
Income taxes receivable	—	17,575
Total current assets	3,085,675	1,721,403
Property, plant and equipment, at cost:
Land	122,182	115,294
Buildings	464,636	417,677
Machinery and equipment	830,483	669,671
Accumulated depreciation	(425,602)	(378,007)
	991,699	824,635

Goodwill	1,136,118	886,152
Intangible assets, net	781,720	464,291
Cash surrender value of life insurance policies, net	67,820	73,953
Other assets	22,112	13,043
Total assets	$6,085,144	$3,983,477
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$546,904	$333,986
Accrued expenses	244,073	37,863
Accrued compensation and retirement costs	125,044	95,539
Accrued insurance costs	42,009	36,884
Income taxes payable	12,533	—
Deferred income taxes	22,915	23,136
Current maturities of long-term debt	44,001	71,815
Current maturities of capital lease obligations	637	641
Total current liabilities	1,038,116	599,864
Long-term debt	2,228,222	1,008,765
Capital lease obligations	4,008	4,495
Long-term retirement costs and other long-term liabilities	78,964	62,224
Deferred income taxes	324,696	200,181
Minority interest	4,695	1,699
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value:
Authorized shares — 5,000,000
None issued or outstanding	—	—
Common stock, no par value:
Authorized shares — 100,000,000
Issued and outstanding shares —73,244,589 at September 30, 2008 and 74,906,824 at December 31, 2007, stated capital
	559,618	646,406
Retained earnings	1,841,090	1,439,598
Accumulated other comprehensive income	5,735	20,245
Total shareholders’ equity	2,406,443	2,106,249
Total liabilities and shareholders’ equity	$6,085,144	$3,983,477

RELIANCE STEEL & ALUMINUM CO.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Net sales	$2,572,836	$1,812,092	$6,576,074	$5,550,018

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)
	1,948,788	1,372,128	4,872,813	4,140,105
Warehouse, delivery, selling, general and administrative	328,446	252,017	907,720	772,118
Depreciation and amortization	27,010	19,791	69,820	57,452
	2,304,244	1,643,936	5,850,353	4,969,675

Operating income	268,592	168,156	725,721	580,343

Other income (expense):
Interest	(23,899)	(20,517)	(56,673)	(60,242)
Other income (expense), net	(68)	2,063	(954)	4,770
Income from continuing operations before income taxes	244,625	149,702	668,094	524,871
Provision for income taxes	92,127	56,137	251,605	196,826
Net income	$152,498	$93,565	$416,489	$328,045

Earnings per share:
Income from continuing operations - diluted	$2.07	$1.22	$5.65	$4.28
Weighted average shares outstanding - diluted	73,775,991	76,476,928	73,686,248	76,613,307

Income from continuing operations - basic	$2.08	$1.24	$5.70	$4.32
Weighted average shares outstanding - basic	73,238,881	75,609,783	73,038,140	75,896,299

Cash dividends per share	$.10	$.08	$.30	$.24

Reconciliation of EBIT and EBITDA
Net cash (used in) provided by operating activities	$(12,994)	$214,448	$115,387	$384,687
Provision for income taxes	92,127	56,137	251,605	196,826
Interest expense	23,899	20,517	56,673	60,242
Other non cash adjustments	(5,742)	(6,469)	(1,428)	1,194
Changes in assets and liabilities (excluding effect of businesses acquired)	198,244	(94,623)	372,350	(384)
EBITDA	$295,534	$190,010	$794,587	$642,565
Less, Depreciation and amortization expense	27,010	19,791	69,820	57,452
EBIT	$268,524	$170,219	$724,767	$585,113

RELIANCE STEEL & ALUMINUM CO.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$416,489	$ 328,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,820	57,452
Provision for deferred income taxes	(4,057)	(2,333)
Loss (gain) on sales of property, plant and equipment	2,212	(1,115)
Equity in earnings of unconsolidated partnerships	(396)	—
Minority interest	696	283
Stock based compensation expense	10,621	7,569
Excess tax benefits from stock based compensation	(9,381)	(6,062)
Decrease in cash surrender value of life insurance policies	1,733	464
Changes in operating assets and liabilities (excluding effect of businesses acquired):
Accounts receivable	(230,160)	(66,632)
Inventories	(294,160)	16,454
Prepaid expenses and other assets	15,388	15,586
Accounts payable and other liabilities	136,582	34,976
Net cash provided by operating activities	115,387	384,687

Investing activities:
Purchases of property, plant and equipment	(119,546)	(88,350)
Acquisitions of metals service centers and net asset purchases of metals service centers, net of cash acquired	(329,402)	(257,640)
Tax distributions related to prior acquisitions	(1,155)	(634)
Proceeds from sales of property, plant and equipment	18,917	2,833
Proceeds from redemption of life insurance policies	2,532	134
Net investment in life insurance policies	(96)	(262)
Net cash used in investing activities	(428,750)	(343,919)

Financing activities:
Proceeds from borrowings	1,633,897	648,554
Principal payments on long-term debt and short-term borrowings	(1,239,310)	(558,155)
Debt issuance costs	(3,313)	—
Dividends paid	(21,899)	(18,216)
Excess tax benefits from stock based compensation	9,381	6,062
Exercise of stock options	17,081	11,047
Issuance of common stock	284	281
Common stock repurchases	(114,774)	(82,167)
Net cash provided by financing activities	281,347	7,406
Effect of exchange rate changes on cash	(1,325)	354
(Decrease) increase in cash and cash equivalents	(33,341)	48,528
Cash and cash equivalents at beginning of period	77,023	57,475
Cash and cash equivalents at end of period	$43,682	$ 106,003

Supplemental cash flow information:
Interest paid during the period	$38,339	$ 45,395
Income taxes paid during the period	$184,443	$ 183,734

CONTACT:
Reliance Steel & Aluminum Co.
Kim P. Feazle
Investor Relations
713-610-9937
213-576-2428
kfeazle@rsac.com
investor@rsac.com